UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023

Coya Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41583	85-4017781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 San Felipe St., Suite 500 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 587-8170

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	COYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March16, 2023, Coya Therapeutics, Inc. (the “Company”) entered into an exclusive License and Supply Agreement (the “License Agreement”) with Dr. Reddy’s Laboratories Limited (“DRL”). The License Agreement will become effective on April 1, 2023. Pursuant to the terms of the License Agreement, the Company will in-license DRL’s proposed Abatacept biosimilar to be used in the development and commercialization of COYA 302 in the United States, Canada, Mexico, South America, the European Union, the United Kingdom, and Japan. COYA 302 is the Company’s proprietary biologic combination product candidate being developed for the treatment of certain neurodegenerative diseases. COYA 302 is comprised of two components – COYA 301 and DRL’s proposed Abatacept biosimilar. COYA 301 is the Company’s low dose IL-2.

Pursuant to the License Agreement, within 30 days of execution, the Company will pay a one-time, non-refundable upfront payment of $350,000. The Company will pay to DRL single-digit royalties on net sales and up to an aggregate of approximately $22.7 million in potential development, regulatory and sales milestone payments, plus a low-six figure milestone payment per additional indication.

The License Agreement also provides for the license of COYA 301 to DRL to permit the commercialization by DRL of COYA 302 in territories not otherwise granted to the Company pursuant to the License Agreement. The Company will be eligible to receive single-digit royalties on net sales of COYA 302 by DRL in such territories.

Pursuant to the License Agreement, the Company maintains responsibility for the development of COYA 302, while DRL is responsible for the manufacture and supply of the proposed biosimilar Abatacept. The Company and DRL are each responsible for regulatory approval of COYA 302 in its respective territory. The Company and DRL have also agreed that within 36 months before the anticipated date of the regulatory application for COYA 302, the parties will in good faith negotiate the terms and conditions for the supply of commercial quantities of DRL’s biosimilar Abatacept for use in COYA 302.

The initial term of the License Agreement is 25 years, and automatically renews for successive 2 year terms unless a party provides notice of non-renewal. The License Agreement contains termination provisions for cause, insolvency, and regulatory approval issues. The License Agreement also contains customary representations, warranties and covenants, as well as customary provisions relating to exclusivity, indemnification, confidentiality and other matters.

A copy of the License Agreement will be filed as an exhibit in a subsequent periodic report to be filed under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COYA THERAPEUTICS, INC.

Dated: March 22, 2023	By:	/s/ Howard Berman
	Name:	Howard Berman
	Title:	Chief Executive Officer